Exhibit 10.13

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

TENANCY AGREEMENT (COMMERCIAL)

THIS AGREEMENT is made on the                             day of                          2025 BETWEEN

KIAN HUAT METAL PTE LTD

Company Registration No. [***]

Blk 11 Pioneer Road North #01-68 Singapore 628462

(hereinafter called “the Landlord” which expression shall where the context so admits include its successors and assigns); of one part, AND

BGIN TECHNOLOGIES PTE. LTD.

Company Registration No. [***]

24 Sin Ming Lane #06-97

Midview City Singapore 573970

(hereinafter called “the Tenant” which expression shall where the context so admits include its successors and permitted assigns); the other.

WHEREBY IT IS AGREED as follows:-

1	Demise

In consideration of the rent, service charge and Tenant’s covenants hereinafter reserved and contained the Landlord grants and the Tenant accepts a lease of the premises situated at [***] (hereinafter referred to as “the said premises”) with all *fixtures and *fittings list in the Schedule therein:-

(a)	together with the right for the Tenant and others duly authorised by the Tenant at all times hereby created to use and enjoy in common with the Landlord and others entitled thereto, the entrances, lobbies, staircases, landings, corridors, passageways, lifts, water closets, lavatories, conveniences and other like amenities connected with the use of the said premises;

(b)	excepting and reserving unto the Landlord and all others entitled thereto the free and uninterrupted passage and running of all pipes, electric and other wires, drains, and air-conditioning in, through, under or above the said premises for the term and at the consideration hereof. Provided always that such passage and running are reasonable and necessary and any possible interruption of Tenant’s use and enjoyment of the said premises shall be kept to a minimum.

1.1	Term

The term of this agreement shall be for a fixed term of [***] (hereinafter called “the said term”).

1.2	Rent & Service Charge

The monthly rent shall be paid as follows:

(a)	The monthly rent inclusive of the service charge shall be Singapore Dollars [***], subject to GST.

i.	Monthly sum of Singapore Dollars [***] as the rental of the said premises.

ii.	Monthly sum of Singapore Dollars [***] as the service charge and maintenance fee of the said premises.

LANDLORD	TENANT

(b)	Increase / Decrease in service charge and maintenance fee. In the event of any increase in the service charge and maintenance fee to the One Commonwealth management, Tenant to pay to Landlord the increase amount together with the monthly rent. On the contrary, in the event that any decrease in the service charge and maintenance fee, the Tenant shall pay less the reduced amount together with the monthly rent.

(c)	The first payment of rent of Singapore Dollars [***] subject to GST (if any) for the period [***]

(d)	Subsequent payment of monthly rent and service charge shall be payable monthly in advance on the first day of each and every month during the term of the tenancy hereby created without any demand, deductions or set-off via GIRO directly to the Landlord’s bank details.

Bank: [***]

Account Name: [***]

Account Number: [***]

2	TENANT’S COVENANTS

The Tenant hereby Covenants with the Landlord as follows:-

2.1	Rent & Service Charge

To pay the said rent hereby reserved at the time and in the manner aforesaid without any deduction or set-off whatsoever.

2.2	Deposit

To pay a deposit of Singapore Dollars [***] (hereinafter referred to as “the Deposit”) to be held by the Landlord (the receipt whereof the Landlord hereby acknowledges) as security for the due performance and observance by the Tenant of all covenants conditions and stipulations on the part of the Tenant herein contained, failing which the Tenant shall forfeit to the Landlord such part of the said deposit as may be reasonably necessary to remedy such default. PROVIDED ALWAYS the Tenant complies with the said conditions the Landlord shall repay the said deposit, less such deductions provided herein within fourteen (14) days from the date of expiration of the term or termination of this Agreement without any interest. This deposit shall not be utilised as set-off for any rent due and payable during the currency of this Agreement.

2.3	GST

To pay the Goods and Services Tax (GST), if any and any present or future rates, taxes or assessments, impositions, levy or outgoings imposed upon or in respect of all sums payable by the Tenant to the Landlord pursuant to this Agreement.

2.4	Utilities

Any water, electricity or gas meters to be installed for the use of the said premises shall be installed at the Tenant’s own cost and the Tenant shall pay all charges, including any tax payable thereon for the supply of water, electricity, gas and any water borne sewerage system, installed or used at the said premises.

2.5	Telecommunication System

To install at its own cost all telecommunication systems and run wires thereof in accordance to the Landlord’s requirements and to ensure that such works are carried out by the Telecommunication Authority of Singapore (TAS) or a contractor approved by the TAS and/or the Landlord and pay all charges, including any tax payable thereon, in respect of any telephone, facsimile and any other telecommunication services connected, installed or used at the said premises.

2.6	Security System

The Tenant shall install and maintain at its own cost all security system if any for the said premises.

LANDLORD	TENANT

2.7	Radio or TV aerials

Not to erect, place, use or permit to be used within or outside the said premises any radio or television aerial or antenna or other similar media equipment likely to be seen or heard from the outside without the prior written consent of the Landlord PROVIDED ALWAYS that any such consent so given may be withdrawn at anytime by the Landlord having regard to the interest of the Development and the rights of neighbouring tenants, occupiers or persons lawfully therein.

2.8	Electrical Points & Appliances

Not to fix, affix or install any additional electrical points and appliances in or about the said premises without the prior written approval of the Landlord and the relevant authorities and to ensure such works are carried out by licensed electrical contractors and that the existing circuits are not overloaded.

2.9	Heating Devices

Not to use any electrical heating or other devices, which may interfere with the air- conditioning system, lighting or electrical system in the said premises or in any part of the building.

2.10	Alterations & Additions

(a)	Not to make or permit to be made any alterations and additions to the said premises (whether or not structural) or to any of the Landlord’s fixtures or fittings in the said premises without having first obtained the Landlord’s written consent.

(b)	In the event the Landlord consents to such alterations or additions, the Tenant shall obtain at its own expense all planning permission and approval necessary under the relevant statutory and non-statutory regulations, to carry out such additions and alterations in accordance with the conditions thereof.

(c)	The Tenant shall be allowed to tear down and remove at its absolute discretion, all fixtures and fittings currently existing in said premises without requiring any consent from the Landlord beginning immediately from the Fitting Out period.

2.11	Tenantable Repair

(a)	To keep at all times the interior of the said premises including flooring, interior plaster and other surface material and all the Landlords fixtures and fittings in good and tenantable condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

(b)	To give immediate notice to the Landlord of any accident or damage to the interior of the premises, fixtures and fittings or other facilities whatsoever provided by the Landlord and to pay immediately or to reimburse the Landlord for the cost of such repair or replacement save where such damage is caused by any act beyond the control of the Tenant.

2.12	Access to Premises

(a)	To permit the Landlord and their agents, surveyors and workmen to enter upon the said premises at all reasonable times by prior appointment, for the purpose of viewing the condition thereof and to do such works as may be required for any repairs to the said premises and to require the Tenant to rectify any defect for which the Tenant is liable within seven (7) days failing which, the Landlord shall carry out such repair works and the costs thereof shall be treated as debt due from the Tenant and shall be recoverable from the Tenant forthwith as such.

(b)	To allow the Landlord free access immediately into the said premises, at all times, in cases of emergency.

2.13	Minor Repairs

To be responsible for all minor repairs and replacement of parts and other expendable items at its own expense, such as fluorescent light bulbs, as well as effect such repairs due to negligence on the part of the Tenant or the Tenant’s representatives.

LANDLORD	TENANT

2.14	Use of Premises

Not to use the said premises or any part thereof other than as an office in connection with and for the purpose of the Tenant’s Business.

2.15	Permits & Approvals

To obtain at its cost all necessary approvals, permits and licences from the relevant authorities to use the said premises as mentioned in clause 2.14. Any delay or failure in obtaining or any suspension or revocation of any necessary approval, permit or licence shall not affect the tenancy herein.

2.16	Prohibited Use

Not to reside in or permit any person to reside in any part of the said premises or use or permit the said premises to be used for dwelling purpose.

2.17	No Storage & Obstruction

Not to store any goods or things upon or obstruct the areas used in common with the Landlord and the Landlord’s other tenants, licensees and occupiers.

2.18	Storage of Dangerous Materials

Not to bring, store, permit or suffer to be done in the said premises or any part thereof any goods which in the opinion of the Landlord are of a dangerous, obnoxious, inflammable or explosive nature and should the Landlord consent to the storage of such material, to pay any increase in premium for fire or other insurances that may be taken out by the Landlord.

2.19	Not to Create Nuisance

Not to use the said premises or any part thereof in a manner which may become a nuisance or annoyance to the Landlord or the occupants of the Building or to neighbouring premises.

2.20	No Illegal or Immoral Activities

Not to do or suffer to be done anything in or upon the said premises or any part thereof, any activities of an illegal or immoral nature.

2.21	No Assignment & Sub-Letting

Not to assign, underlet or part with the possession, use or occupation of the said premises or any part thereof, whether or not for consideration, without the prior written consent of the

Landlord.

2.22	No Obstruction of Windows & Light

Not to block up, darken, obstruct or permit obstruction in any manner, to the windows or lights belonging to the said premises or to the Landlord.

2.23	No Waste

Not to throw or permit to be thrown, any dirt, rubbish, rags, boxes or other refuse except into proper bins and other containers provided for such purpose and to pay the Landlord the costs of removing such things and the costs of any damage to the common area, passages, lifts, lift shafts, toilets or other conveniences in the Building from the breach thereof.

2.24	No Heavy Machinery

Not to bring or allow to be brought onto the premises any heavy machinery save for typewriters, information processing systems, photocopying machines, computers, sewing machines and such other equipment as are required for the Tenant’s business and approved by the Landlord.

2.25	No Excess Loading

Not to do permit or suffer to be loaded on any part of the floors of the building or the said premises to a weight greater than 3.0 KN/M2 and shall when required by the Landlord distribute any load on any part of the floor of the said premises in accordance with the directions and requirements of the Landlord.

LANDLORD	TENANT

2.26	Loading/Unloading & Delivery of Goods, etc

To ensure that the Tenant’s employees, servants, agents or visitors do not obstruct the areas designated as loading/unloading areas and at all times comply with the directions of the Landlord’s staff or agents exercising due control of such areas.

2.27	Premises to be Free of Pests, etc.

To keep to the best of the Tenant’s ability the said premises free of pests, insects, rodents, birds and animals.

2.28	Sufficient Lighting

To keep the said premises well and sufficiently lighted throughout the hours of business of the said premises and/or Building.

2.29	Illegal Immigrants

(a)	Where the permitted occupants are non-Singaporeans to carry out due diligence checks to ensure that at all times during the currency of this Agreement that the Tenant and/or permitted occupants comply with all the rules and regulations relating to the Immigration Act and the Employment of Foreign Workers Act (if applicable) and any other Act of Parliament, Regulations or any rules or orders thereunder which relates to foreign residents and workers.

(b)	To provide the Landlord upon request, for physical inspection, all immigration and employment documents, including but not limited to the passports of all non-local occupants, the employment pass and/or work permits, proof of employment and to provide the Landlord with certified true copies of such documents.

(c)	To authorise, permit and co-operate with the Landlord to make such enquiries with relevant government departments and/or employers to verify the same.

(d)	To accept responsibility including criminal prosecution and the consequences thereof and to hold the Landlord harmless and indemnify the Landlord to the fullest extent allowed by the laws of the Republic of Singapore should any person who is a prohibited immigrant be found at the said premises.

2.30	Business Signs

Save for the Tenants’ business name sign, not to paint or affix any other signs, signboards, notices, flagstaff, placard or poster of any kind or other devices on the exterior walls, windows and doors thereof or in any part of the Building except such as shall be approved in writing by the Landlord.

2.31	Windows

To keep the windows of the said premises closed at all times so as to maintain an efficient air- conditioning system and to only use blinds of the type, which are approved by the Landlord.

2.32	Fixtures & Fittings

Not to install any fixtures or fittings in or upon the said premises, which may be visible from outside the said premises, except such items fixtures and fittings that are approved by the

Landlord.

2.33	Air-conditioners

To keep fully serviced all air-conditioning units installed at and for the said premises in such like repair and condition as if the same were delivered to the Tenant at the commencement of this Agreement by keeping the air-conditioning units serviced and maintained at least once every 3 months at the expense of the Tenant by a qualified and reliable air-conditioning contractor, and to take up a service contract with such contractor for the servicing. A copy of the service contract is to be forwarded to the Landlord within 30 days of the commencement of the tenancy, and the receipts (where applicable) are to forwarded upon the Landlord’s request.

To keep the air-conditioning units in good and tenantable repair and condition, throughout the term of this tenancy provided always the Landlord shall bear the cost and expense for the repair, replacement or renewal of parts, if any, arising from fair, wear and tear and damage not caused by the willful default or negligence of the Tenant and/or permitted occupants and guests. In the event that the air-conditioning units in the Premises are found to be not serviced and/or maintained at least once every three months by a qualified air-conditioning contractor, the Tenant shall bear the cost and expense for the repair, replacement/renewal of parts should any breakdown or malfunctioning occur.

LANDLORD	TENANT

2.34	Rules & Regulations

(a)	At all times to observe, perform and cause all its servants, independent contractors, agents, invitees and licensees to observe and perform, the rules and regulations and any amendments thereof and additions thereto as may from time to time be made by the Management Corporation which shall be binding on and enforceable against the Tenant.

(b)	Not to do or suffer to be done any act, which shall amount to a breach or non- observance of any negative or restrictive covenant of this agreement or other instrument under which the Landlord holds the said premises.

2.35	Compliance with Statutes

At all times during the term hereby created, not to do, omit or suffer to be done in the premises anything in contravention of any Acts of Parliament or Regulation now or hereafter in force and any Rules and Orders thereunder and to keep the Landlord indemnified in full against all penalty and costs in the event of any breach thereof.

2.36	Government Notices, etc

Should the Tenant receive any notices from any Government or any statutory or other relevant authorities with respect to the premises, to give immediately to the Landlord a copy of the same.

2.37	Avoidance of Insurance

(a)	Not to do or permit to be done upon the said premises anything whereby the Landlord’s insurance of said premises against fire may be rendered void or voidable or whereby the premium for any such insurance may be liable to be increased and to indemnify the Landlord against any such additional premiums.

(b)	For avoidance of doubt the Tenant undertakes to indemnify the Landlord up to the amount insured in the event such insurance becomes void or voidable due to the act or omission of the Tenant.

2.38	Indemnity

To be responsible for and to indemnify the Landlord from and against all claims and demands and against any damage occasioned to the premises or any part of the Building or any adjacent or neighbouring premises or injury to any person by any act default or negligence of the Tenant or the servants agents licensees or invitees of the Tenant.

2.39	Tenant’s Insurance

The Tenant shall at all times during the term hereby created and during any period of holding over, effect and keep current an adequate insurance policy, which shall be taken out with an insurance company on the internal partitions and all goods belonging to or held in trust by the Tenant in the said premises against loss or damage by fire, water, damage or discharge from sprinkler systems etc.

2.40	Prospective Tenants

To permit the Landlord and/or its agents, two (02) calendar months prior to the expiry of the term hereby created and upon prior appointment of not less than 2 days to bring prospective tenants to view the said premises for the purpose of letting the same.

2.41	Prospective Purchasers

During the currency of this tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment of not less than 2 days to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this tenancy.

LANDLORD	TENANT

2.42	Reinstatement & Yielding of Premises

Upon the determination or sooner determination of the Term, to reinstate and to peaceably and quietly yield the said premises and all the Landlord’s fixtures, fittings and installations in or upon the Premises (including electrical installations, air-conditioning, pipes, conduits, etc.) to the state and condition as at the date the Tenant took possession of the Premises from the Landlord (fair wear and tear excepted) and to make good at the expense of the Tenant any damage or defacement caused failing which the Landlord shall rectify the same at the expense of the Tenant and deduct the costs thereof, and the expenses herein shall be treated as debt due from the Tenant and shall be recoverable forthwith as such.

2.43	Change of Address

To advise the Landlord in writing of any change in the address or registered office as the case may be of the Tenant.

2.44	Stamping Costs

To pay the stamp duty for stamping this Agreement in duplicate and administrative charges payable for such stamping.

3	LANDLORD’S COVENANTS

The Landlord hereby agrees with the Tenant as follows:-

3.1	Quiet Enjoyment

The Tenant paying the monthly rent and service charge hereby reserved and observing and performing the terms and provisions of this agreement shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord (save for the rights reserved by the Landlord under this Agreement).

3.2	Damage Rendering Premises Unfit for Use

In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire, lightning, riot, explosion, or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use or inaccessible, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of the period the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.

3.3	Untenantability & Determination of Lease

If the unfitness of the said premises or inaccessibility thereto as aforesaid shall continue for a period of more than three (3) months either the Landlord or the Tenant shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other.

3.4	Insurance

At all times throughout the term hereby created to keep insured the said premises (excluding the fixtures and fittings of the Tenant) against loss or damage by fire and to cause all monies received by virtue of such insurance to be forthwith laid out in reinstating the said premises so that the same shall be in no worse condition as it was before being damaged.

3.5	Common Areas, Lighting, Cleaning, etc.

To keep or contribute to the Management Corporation to keep all common parts of the Building in good and tenantable repair, clean and lighted and the lifts, air conditioner etc. in working order.

LANDLORD	TENANT

3.6	Refund of Security Deposit

To refund to the Tenant on the termination of this Agreement the Deposit held by the Landlord under the provisions of this Agreement provided there is no existing breach of any of the Tenants covenants herein contained or of any of the rules and regulations made from time to time by the Management Corporation or the relevant statutory authorities.

3.7	Rates

To pay all future rates, assessment, taxes, charges etc. in respect of the premises, save and except such as are herein agreed to be paid by the Tenant.

3.8	Indemnity

To be responsible for and to indemnify the Tenant from and against all claims and demands and against any damage occasioned to the premises or any part of the Building or any adjacent or neighbouring premises or injury to any person by any act default or negligence of the Landlord or its representatives, assigns and associates.

4.0	GENERAL PROVISIONS

Provided always and it is hereby agreed and declared as follows:-

4.1	Right of Entry & Determination of Tenancy

If the rent or service charge hereby reserved shall not be paid for seven (7) days after its due date (whether formally demanded or not) or if there shall be any breach of the conditions, covenants or stipulations on the part of the Tenant herein contained, or in the event of liquidation / bankruptcy, distress or other proceedings against the Tenant then it shall be lawful for the Landlord to re-enter upon the said premises or any part thereof and thereupon this tenancy shall absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach and all legal costs incurred by the Landlord shall be payable on a full indemnity basis by the Tenant.

4.2	Interest on Arrears

Without prejudice to the Landlord’s rights reserved under clause 4.1 or any other rights or remedies available to the Landlord, in the event any monies due under or pursuant to this agreement shall remain unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at [***] per day calculated from after the date due to the date of actual payment and all interest shall be deemed rent and shall be recoverable in like manner as arrears on rent.

4.3	Removal & disposal of Items Found in Premises

(a)	The Landlord may upon re-entry or determination of the tenancy and the Tenant refusing and/or failing to remove from the said premises any items, including all plant, machinery, fixtures and fittings premises belonging to the tenant within 7 days thereafter the Landlord may remove and dispose or store such items in a warehouse at the cost of the Tenant, without being guilty of conversion or liable for loss or damage to such items by the said removal, disposal or storage.

(b)	With prejudice to clause 4.3(a), if the Tenant shall fail to remove any goods or thing from the said premises within the prescribed period, the Landlord shall be entitled in its sole discretion and without prior notice to the Tenant to sell such goods or things at such times and at such prices or for such consideration as the Landlord thinks fit and to apply the net proceeds of the sale towards payment of money owing from the Tenant to the Landlord, if any.

4.4	Landlord Not Liable for Accident, Injuries by Negligence, etc.

Notwithstanding anything herein contained the Landlord shall be under no liability either to the Tenant or the Tenant’s licensees, servants, visitors or others who may be permitted to enter or use the Building or any part thereof for accidents happening or for any injuries sustained or for loss of or damage to property, goods or chattels in the Building or in any part thereof whether arising from any act, omission or negligence of the Landlord or any servant or agent of the Landlord.

LANDLORD	TENANT

4.5	Amendment to Rules & Regulations

The Landlord shall have the right at any time to make, add, amend, cancel or suspend such rules and regulations pertaining to the premises as may in the judgement of the Management Corporation, be necessary, for the safety and cleanliness of the Building or for the preservation of good order therein or for the convenience of the tenants and all such rules and regulations shall bind the Tenant from the date on which notice in writing thereof is given to the Tenant.

4.6	Option to Renew

The Landlord shall on the written request of the Tenant made not less than Two (02) months before the date of expiry of this tenancy, and if there shall not at the time of such request be any existing breach or any non-observance of any of the conditions, covenants or stipulations on the part of the Tenant herein contained grant to the Tenant a further Two (02) years extension of the tenancy for a further mutually agreed term from the date of expiry of this tenancy at a rent to be agreed based on the prevailing market rent but otherwise containing the like conditions, covenants and stipulations as are herein contained with the exception of this option for renewal.

4.7	Determination Due To En Bloc Sale

This agreement is subject to sooner determination as a result of the Building being sold “En Bloc” and thus beyond the control of the Landlord. The Tenancy Agreement shall determine 120 days from the date Landlord advises the Tenant in writing of such en bloc sale occurrence. The Landlord shall be indemnified against any costs to the Tenant arising out of this action and without prejudice to any rights of the Landlord.

4.8	Exclusion of Warranty

The Landlord does not expressly or impliedly warrant that the said premises, the Building, or any part thereof, are now or will in future remain suitable or adequate for all or any of the purposes of the Tenant or for any business to be carried on thereon or that particular business be carried on in the Building.

4.9	Illegal Workers

Notwithstanding anything herein contained, if at any time during the term of this Agreement, any prohibited immigrant is found on the said premises or the Tenant and/or permitted occupants is/are no longer allowed to reside in the Republic of Singapore, this Agreement shall immediately be terminated and the security deposit forfeited by the Landlord without prejudice to any right of action of the Landlord in respect of any breach of this Agreement by the Tenant.

4.10	Landlord’s Approval

In this Agreement where the approval, consent or permission of the Landlord is required, such approval, consent or permission must not be unreasonably withheld.

4.11	Severability

If any one or more of the provisions contained in this Agreement shall be deemed invalid unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

4.12	Waiver

The waiver by either party of a breach or default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operate as a waiver of any breach or default of the other party.

4.13	Service of Notice

Any notice served in connection with this Agreement shall be in writing and sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and any notice to the Landlord shall be sufficiently served if sent by registered post to the Landlord’s registered address.

4.14	Governing Law

The validity, interpretation and enforcement of this Agreement and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the Laws of the Republic of Singapore. The parties herein submit themselves to the jurisdiction of the Courts of Singapore.

LANDLORD	TENANT

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by the Landlord	)
)
)

In the presence of:	)
Name:	)
NRIC No:	)

/s/ Li Qiuhua
SIGNED by the Tenant	)
LI QIUHUA	)
NRIC No: [***]	)

In the presence of:	)
Name: [***]	)
NRIC No: [***]	)

LANDLORD	TENANT